Exhibit 99.1

FOR IMMEDIATE RELEASE

Encore Capital Group to Offer $80 Million of Convertible Senior Notes

San Diego, CA, September 12, 1005 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading consumer accounts receivable management firm, today announced that, subject to market conditions and other factors, it plans to offer $80 million of convertible senior notes due 2010 in a private offering pursuant to Rule 144A under the Securities Act of 1933. The Company also expects to grant the initial purchasers a 30-day option to purchase up to an additional $20 million principal amount of notes solely to cover over allotments. It is anticipated that the pricing of the offering will occur after the close of the market on September 13, 2005.

The notes will pay interest semiannually through maturity and will be convertible upon the occurrence of specified events into shares of the Company’s common stock or, if the Company obtains the required approval of its stockholders, a combination of cash and common stock, at a conversion rate to be determined. The notes will not be redeemable by the Company prior to maturity. The Company’s Board has authorized that a stockholder meeting be held to seek this approval as soon as practicable following the closing of the convertible note issuance.

In connection with the offering, the Company expects to enter into convertible note hedge and warrant option transactions in respect of Encore Capital Group common stock with the initial purchasers of the notes. These transactions will reduce the potential dilution upon future conversion of the notes by providing Encore Capital Group with the option, subject to certain exceptions, to acquire shares from the initial purchasers for delivery upon settlement of conversions of the notes, which offsets the delivery of newly issued shares. The Company believes that entering into the convertible note hedge and warrant transactions with the initial purchasers will have the economic effect to the Company of raising the conversion premium on the notes to approximately 60% above our closing share price at the time of pricing of the notes.

The parties to such transactions have advised Encore Capital Group that they expect to enter into various over-the-counter derivative transactions and may purchase shares of Encore Capital Group common stock simultaneously or shortly after the pricing of the notes. In addition, the initial purchasers may unwind certain over-the-counter derivative transactions and may continue to purchase and may sell shares of Encore Capital Group common stock in secondary market transactions following the pricing of the notes (including during the cash settlement averaging period relating to the notes).

The company intends to use the net proceeds from the offering (i) to repay a portion of the amount outstanding under our $200 million revolving credit facility and (ii) to pay the net cost of the convertible note hedge and warrant transaction.

Encore Capital Group, Inc.

The convertible senior notes and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, the issuance of convertible senior notes, as well as assumptions relating to the offering. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

CONTACT:

Encore Capital Group, Inc. (Shareholders/Analysts)

Carl C. Gregory, III 858-309-6961

Carl.gregory@encorecapitalgroup.com

Or

J. Brandon Black, 858-309-6963

Brandon.black@encorecapitalgroup.com

Financial Relations Board (Press)

Tony Rossi, 310-854-8317 (Investor Relations)

trossi@financialrelationsboard.com

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